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Exhibit 5.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We consent to the incorporation by reference in this Amendment No. 1 to Registration Statement No. 333-202662 on Form F-10 of our reports, dated March 4, 2015, relating to the consolidated financial statements of Baytex Energy Corp. and subsidiaries ("Baytex") and the effectiveness of Baytex's internal control over financial reporting appearing in the Annual Report on Form 40-F of Baytex for the year ended December 31, 2014, and to the reference to us under the heading "Interest of Experts" appearing in the Amended and Restated Prospectus, which is also part of this Registration Statement.

/s/ Deloitte LLP

Chartered Accountants
March 12, 2015
Calgary, Canada

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  Exhibit 5.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM